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                                                                    Exhibit 10.3











                                STREAMLINE, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


                               DATED MAY 15, 1996
                                  BY AND AMONG


                                STREAMLINE, INC.,

                           RELIANCE INSURANCE COMPANY


                                       AND


                               TIMOTHY A. DEMELLO



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                                       -2-

         This Agreement (the "Agreement") is made as of May 15, 1996 by and among STREAMLINE, INC., a Delaware corporation having offices at 27 Dartmouth Street, Westwood, Massachusetts 02090 ("Streamline"), RELIANCE INSURANCE COMPANY, a Pennsylvania insurance corporation having offices at 55 East 52nd Street, New York, New York 10055 ("Purchaser") and TIMOTHY A. DEMELLO ("Founder").

                              W I T N E S S E T H:

         WHEREAS, Purchaser desires to purchase, and Streamline desires to sell, on and subject to the terms and conditions of this Agreement, the number of shares of Series A Cumulative Convertible Preferred Stock, $1.00 par value per share, of Streamline ("Series A Cumulative Convertible Preferred Stock") as set forth below;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties hereto agree as follows:

         1. DEFINITIONS. The following terms shall have the meaning specified when used herein, unless the context otherwise requires:

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMON STOCK" means the common stock, par value $0.01 per share, of Streamline.

         "CONVERSION- SHARES" means the shares of Common Stock issuable upon conversion of the Shares.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor act, as the same shall be in effect at the time.

         "INITIATING HOLDER" means Purchaser or any other holder or holders of Registrable Shares holding at least 30% of the outstanding shares of Series A Cumulative Convertible Preferred Stock (or the Conversion Shares issued upon conversion of such shares of Series A Cumulative Convertible Preferred Stock).

         "INVESTMENT" means any direct or indirect transfer or delivery of cash, stock or other assets of value in exchange for indebtedness, stock or other security or ownership interest or asset.

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         "PERSON" means any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "REGISTRABLE SHARES" means the Conversion Shares, any other Common Stock issued in respect of the Series A Cumulative Convertible Preferred Stock (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events) and any other Common Stock owned by Purchaser or its affiliates; provided, however, that shares of Common Stock which are Registrable Shares cease to be Registrable Shares upon the sale thereof pursuant to an effective Registration Statement or in accordance with the provisions of Rule 144 under the Securities Act.

         "REGISTRATION EXPENSES" means all expenses incident to Streamline's performance of or compliance with Section 9, including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursement of counsel in connection with blue sky qualifications of the Registrable Shares), rating agency fees, all printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all fees and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities, the fees and disbursements of counsel for Streamline and of its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance, and the fees and expenses of counsel for Purchaser (up to a maximum of $25,000 in any one registration), but excluding any underwriting discounts and commissions applicable to the Registrable Shares.

         "REGISTRATION STATEMENT" means a registration statement filed by Streamline with the SEC for a public offering and sale of Common Stock (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor act, all as the same shall be in effect at the time.

         "SHARES" means the 50,000 shares of Series A Cumulative Convertible Preferred Stock sold by Streamline to Purchaser pursuant to the terms hereof.

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         "Subsidiary" means any corporation, association or other business entity a majority (by number of votes) of the stock of any class or classes (or equivalent interests) of which is at the time owned by Streamline or by one or more Subsidiaries or by Streamline and one or more Subsidiaries, if the holders of the stock of such class 6r classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of such business entity, whether or not the right so to vote exists by reason of the happening of a contingency.

         2. AUTHORIZATION AND SALE OF SHARES; USE OF PROCEEDS.

                  2.1. AUTHORIZATION OF SHARES. Streamline has, or prior to the Closing (as defined in Section 3) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of the Shares, having the rights, restrictions, privileges and preferences set forth in the Certificate of Amendment to the Certificate of Incorporation, as amended, of Streamline (the "Certificate of Amendment") attached hereto as EXHIBIT A. Streamline has, or prior to the Closing will have, adopted and filed the Certificate of Amendment with the Secretary of State of Delaware.

                  2.2. SALE OF SHARES. Streamline agrees to issue and sell to Purchaser and, subject to the terms and conditions set forth herein and on the basis of the representations, warranties and agreements herein contained, Purchaser agrees to purchase in two installments, on the First Closing Date and the Second Closing Date (each as hereinafter defined), the Shares for an aggregate purchase price of $5,000,000 (the "Purchase Price").

                  2.3. USE OF PROCEEDS. Streamline will use the net proceeds from the sale of the Shares to fund expenses associated with the opening of Streamline's prototype consumer response center and for general working capital purposes. No portion of the proceeds hereunder will be used to pay any finder's fees.

         3. THE FIRST CLOSING AND THE SECOND CLOSING. Purchaser shall purchase the Shares in two installments as follows:

                  (a) The closing of the sale of 10,000 shares of Series A Cumulative Convertible Preferred Stock (the "First Closing") shall occur, subject to the satisfaction of the conditions set forth in
         Section 7

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         hereof, at the offices of Purchaser, 55 East 52nd Street, New York, New
         York 10055, at 10:00 a.m., New York time, on May 15 , 1996, or at such other place, time and date as Purchaser and Streamline may mutually agree. The actual date on which the First Closing shall occur is referred to herein as the "First Closing Date." At the First Closing, Streamline shall deliver to Purchaser, against receipt of $1,000,000 (representing the amount of the Purchase Price payable on the First Closing Date) by wire transfer of federal or same day funds to an account of Streamline (details of which account shall be provided by Streamline to Purchaser in writing not less than two business days prior to the First Closing Date) or by such other method acceptable to Streamline, a certificate or certificates in definitive form representing the 10,000 shares of Series A Cumulative Convertible Preferred Stock to be purchased by Purchaser on the First Closing Date, registered in such name(s) as Purchaser may request (being Purchaser, a Subsidiary of Purchaser or a nominee of either thereof) upon at least
         24 hours prior notice to Streamline. If at the First Closing any of the conditions specified in Section 7.1 shall not have been fulfilled, Purchaser shall, at its election, be relieved of all of its obligations hereunder without thereby waiving any other rights it may have by reason of such failure or such nonfulfillment.

                  (b) The closing of the sale of 40,000 shares of Series A Cumulative Convertible Preferred Stock (the "Second Closing"), representing the balance of the Shares to be purchased by Purchaser, shall occur, subject to the satisfaction of the conditions set forth in
         Section 8 hereof, at the offices of Purchaser, 55 East 52nd Street, New York, New York 10055 (or at such other place and time as Purchaser and Streamline may mutually agree) on the date on which Streamline delivers to Purchaser the 1995 Audited Financial Statements (as defined in
         Section 9.1 hereof). The actual date on which the Second Closing shall occur is referred to herein as the "Second Closing Date." At the Second Closing, Streamline shall deliver to Purchaser, against receipt of $4,000,000 (representing the amount of the Purchase Price payable on the Second Closing Date) in the manner set forth in paragraph (a) of this Section 3, a certificate or certificates in definitive form representing the 40,000 shares of Series A Cumulative Convertible Preferred Stock to be purchased by Purchaser on the Second Closing Date, registered in such name(s) as Purchaser may request (being Purchaser, a Subsidiary of Purchaser or a nominee of either thereof) upon at least 24 hours prior notice to Streamline. If at the Second Closing any of the conditions specified in Section 8.1 shall not have been fulfilled, Purchaser shall, at its election, be relieved of

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         all of its obligations hereunder without thereby waiving any other rights it may have by reason of such failure or such nonfulfillment.

         4. REPRESENTATIONS OF STREAMLINE. Streamline represents and warrants to Purchaser as follows:

                  4.1. ORGANIZATION AND QUALIFICATION: CERTIFICATE OF INCORPORATION. Streamline is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other) to carry on its business as it is now being conducted and as proposed to be conducted by it and to own all of its properties and assets. Streamline is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not materially adversely affect the operations or financial condition of Streamline.

                  4.2. CAPITALIZATION. The authorized capital stock of Streamline consists, or as of the Closing will consist, of (a) 25,000,000 shares of Common Stock, of which (i) 6,569,250 shares are outstanding, (ii) 45,000 shares are issuable upon exercise of outstanding warrants and (iii) 555,500 shares are reserved for issuance upon exercise of outstanding stock options under Streamline's stock option plans, and (b) 100,000 shares of Series A Cumulative Convertible Preferred Stock (of which in excess of 50, 000 shares may only be issued as dividends on Series A Cumulative Convertible Preferred Stock) All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and non-assessable. Except as set forth in SCHEDULE 4.2 hereto, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire shares of capital stock of Streamline is authorized or outstanding, (ii) Streamline has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of Streamline and (iii) Streamline has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of Streamline have been offered, issued and sold by Streamline in compliance with applicable federal and state securities laws.

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                                      -7-

                  4.3. SUBSIDIARIES. Streamline has no Subsidiaries and no Investment in any other Person.

                  4.4. STOCKHOLDER LIST AND AGREEMENTS. Attached as SCHEDULE 4.4 is a true and complete list of the stockholders of Streamline, showing the number of shares of Common Stock or other securities of Streamline held by each stockholder as of the date of this Agreement and the consideration paid to Streamline, if any, therefor. Except as provided in this Agreement and the Certificate of Amendment, there are no agreements, written or oral, between Streamline and any holder of its capital stock, or, to the best of Streamline's knowledge, among any holders of its capital stock, relating to the acquisition (including, without limitation, rights of first refusal or pre-emptive rights), disposition, registration under the Securities Act or voting of the capital stock of Streamline.

                  4.5. ISSUANCE OF SHARES. The issuance, sale and delivery of the Shares in accordance with the terms hereof have been duly authorized by all necessary corporate action on the part of Streamline and duly reserved for issuance and, when issued and paid for on the Closing Date, will be validly issued, fully paid and non-assessable. The issuance and delivery of the Conversion Shares have been duly authorized by all necessary corporate action on the part of Streamline. The Conversion Shares have been, and will at all times be, reserved for issuance upon the conversion of the Shares and, when issued, will be duly and validly authorized, validly issued, fully paid and non-assessable.

                  4.6. AUTHORITY FOR AGREEMENT. Streamline has the power and authority to execute and deliver this Agreement and all other agreements or documents required to be executed by Streamline on or prior to the Closing as contemplated herein (the "Ancillary Agreements") and to consummate the transactions contemplated on its part hereby and thereby. The execution, delivery and performance by Streamline of this Agreement and the Ancillary Agreements and the consummation by Streamline of the transactions contemplated on its part hereby and thereby have been duly authorized by all necessary corporate action. This Agreement and the Ancillary Agreements have been duly executed and delivered by Streamline and constitute legal, valid and binding obligations of Streamline, enforceable against Streamline in accordance with their respective terms.

                 4.7. NON-CONTRAVENTION. The execution, delivery and performance of the transactions contemplated by this Agreement and

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         the Ancillary Agreements by Streamline will not violate Any provision of law and will not conflict with or result in any breach of the Certificate of Incorporation or By-Laws of Streamline (each as amended to date) or the Certificate of Amendment, or conflict with, violate or result (with the giving of notice or the lapse of time or both) in a violation of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property of Streamline pursuant to any provision of, any indenture, lease, agreement or other instrument to which Streamline is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to Streamline.

                  4.8. CONSENTS AND APPROVALS. Except for any notice or filing subsequent to the Closing that may be required under applicable federal or state securities or blue sky laws (which notice or filing, if required, shall be timely made by Streamline), no authorization, consent, approval or other order of, or registration, qualification, designation, declaration or filing with, any governmental agency or body is required for the valid authorization, execution, delivery and performance of this Agreement, the valid authorization, issuance, sale and delivery of the Shares or the other transactions to be consummated at or prior to the Closing, other than such as will have been made or obtained prior to, and shall be effective on and as of, the Closing; PROVIDED that, with respect to Purchaser, such representation does not relate to the nature of Purchaser's activities or to insurance regulations applicable to Purchaser, but only to the effects the Company's business activities would have upon any purchaser which was purchasing the Shares. The offer and sale of the Shares to Purchaser has been made in compliance with applicable federal and state securities laws.

                  4.9. FINANCIAL STATEMENTS. (a) Streamline has previously delivered to Purchaser (i) the audited balance sheet of Streamline as of December 31, 1994 (the "Audited Balance Sheet") and the related statements of operations, stockholders' equity and cash flows for the fiscal year then ended (collectively, the "Audited Financial Statements") and (ii) unaudited balance sheet of Streamline as of March 31, 1996 (the "Unaudited Balance Sheet") and the related statements of operations, stockholders' equity and cash flows for the three-month period then ended (collectively, the "Unaudited Financial Statements"). The Audited Financial Statements, the Unaudited Financial Statements and the interim financial statements (the

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                                      -9-

         "Interim Financial Statements") to be delivered pursuant to Subsection
         9.2 hereof (collectively, the "Financial Statements") have been (or, in the case of the Interim Financial Statements, will be) prepared in accordance with generally accepted accounting principles applied consistently with past practices (except in the case of the Unaudited Financial Statements and the Interim Financial Statements, which do not contain footnotes and are subject to year-end adjustments) and, in the case of the Audited Financial Statements, have been certified without qualification by Arthur Andersen LLP, Streamline's independent public accountants, and, in the case of the Interim Financial Statements, have been (or will be) certified by Streamline's chief financial officer. The date of the Audited Balance Sheet is hereinafter referred to as the "Balance Sheet Date."

                  (b) The Financial Statements fairly present, as of their respective dates, the financial condition of Streamline and the results of operations of Streamline's business and cash flows for the periods indicated. The Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses. The amounts shown as accrued for current and deferred income and other taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state and local income taxes, interest, penalties, assessments or deficiencies applicable to Streamline, whether disputed or not, for the applicable period then ended and periods prior thereto.

                  4.10. ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent (a) reflected and reserved against in the Audited Balance Sheet,
         (b) disclosed in SCHEDULE 4.10 attached hereto or (c) incurred in the ordinary course of business after the Balance Sheet Date and not material in amount, either individually or in the aggregate, Streamline did not have any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, which is material to the condition (financial or otherwise) of the assets, properties, business or prospects of Streamline taken as a whole. For purposes of this Subsection 4.10, "material" means any amount in excess of $50,000.

                  4.11. FINANCIAL ADVISORS AND BROKERS. Streamline has not employed any broker, finder, consultant, intermediary or advisor which would be entitled to a broker's, finder's or similar fee or commission from Streamline as a result of, or arising from, this transaction.

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                  4.12. LITIGATION. There are no actions, proceedings or
         investigations pending or threatened (or any basis therefor known to Streamline) which question the validity of this Agreement or any action taken or to be taken pursuant hereto, or which might result, either individually or in the aggregate, in any material adverse change in the business, operations, affairs, properties, assets or condition, financial or otherwise, of Streamline, nor is there any litigation pending or threatened (or any basis therefor known to Streamline) against Streamline or any of its officers or employees by reason of the past employment relationships of such officers or employees, the proposed activities of Streamline or negotiations by Streamline and/or any of its officers or employees with possible investors in Streamline.

                  4.13. TAX RETURNS AND PAYMENTS. All of the tax returns and reports of Streamline required by law to be filed have been duly and timely filed and all taxes shown due thereon have been paid. The federal income tax returns of Streamline have never been audited by the Internal Revenue Service. No deficiency assessment or proposed adjustment of Streamline's federal income taxes is pending and Streamline has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets, for which there is not an adequate reserve reflected in the Audited Balance Sheet Neither Streamline nor any of its stockholders has ever filed (a) an election pursuant to Section 1362 of the Code that Streamline be taxed as an "S" Corporation or (b) a consent pursuant to Section 341(f) of the Code relating to collapsible corporations. Streamline's net operating losses for federal income tax purposes, as set forth in the Financial Statements, are not subject to any limitations imposed by Section 382 of the Code, and consummation of the transactions contemplated by this Agreement or by any other agreement, understanding or commitment, contingent or otherwise, to which Streamline is a party or by which it is otherwise bound will not have the effect of limiting Streamline's ability to use such net operating losses in full to offset such taxable income.

                  4.14. PROPERTY AND ASSETS. Streamline has good title to all of its material properties and assets, including all properties and assets reflected in the Audited Balance Sheet, except those disposed of since the date thereof in the ordinary course of business, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those the material terms of which are described in the Audited Balance Sheet or in.
         SCHEDULE 4.14

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                  4.15. INTELLECTUAL PROPERTY. Set forth on SCHEDULE 4.15 is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyright registrations and licenses presently used by Streamline or necessary for the conduct of Streamline's business as conducted and as proposed to be conducted, as well as any agreement under which Streamline has access to any confidential information used or to be used by it in its business (the "Intellectual Property Rights"). Streamline owns, or has the right to use under the agreements or upon the terms described in SCHEDULE 4.15, all of the Intellectual Property Rights, and has taken all actions reasonably necessary to protect the Intellectual Property Rights. The business conducted or proposed by Streamline does not and will not cause Streamline to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other intellectual property rights of any other Person. Streamline is not aware that any employee is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with (i) the performance of such employee's duties as an employee of Streamline, (ii) the use of such employee's best efforts to promote the interests of Streamline or (iii) Streamline's business as conducted or proposed to be conducted. No other Person (including without limitation any prior employer of any employee of Streamline) has any right to or interest in any inventions, improvements, discoveries or other confidential information utilized by Streamline in its business.

                  4.16. INSURANCE. Streamline maintains valid policies of workers' compensation insurance, directors and officers liability insurance and insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks. SCHEDULE 4.16 lists the insurance carried, the policy limits thereof, the insurance companies issuing such policies and the annual premiums paid therefor.

                  4.17. MATERIAL CONTRACTS AND OBLIGATIONS. SCHEDULE 4.17 sets forth a list of all material agreements or commitments of any nature to which Streamline is a party or by which it is bound, including without limitation (a) each agreement which requires future expenditures by Streamline in excess of $20,000 or which might result in payments to Streamline in excess of $20,000, (b) all employment and

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                                      -12-

         consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, (c) any agreement with any stockholder, officer or director of Streamline or any "affiliate" or "associate" of such Person (as such terms are defined in the rules and regulations promulgated under the Securities
         Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such Person and
         (d) any agreement relating to the Intellectual Property Rights. Streamline has delivered to counsel to Purchaser copies of such of the foregoing agreements as such counsel has requested. All of such agreements and contracts are valid, binding and in full force and effect with no defaults existing thereunder.

                  4.18. COMPLIANCE. Streamline has complied in all material respects with all laws, regulations and orders applicable to its present and proposed business, has all permits, licenses and other governmental authorizations required for the conduct of its business and the ownership of its properties and is, and has been, in compliance therewith. There is no term or provision of Any mortgage, indenture, contract, agreement or instrument to which Streamline is a party or by which it or its properties is bound, or, to the best of Streamline's knowledge, any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon Streamline, which materially adversely affects or, in the future is reasonably likely to materially adversely affect, the business, prospects, assets or condition, financial or otherwise, of Streamline. None of the activities or business of Streamline are, or cause Streamline to be, and Streamline is not, in violation of any federal or state law, rule, regulation or order, any term of its Certificate of Incorporation or By-Laws (each as amended to date), the Certificate of Amendment or any agreement or instrument the violation of which would have a material adverse effect upon the condition (financial or otherwise), business, property, prospective results of operations or net worth of Streamline. To the best of Streamline's knowledge, no employee of Streamline is in violation of any term of any contract or covenant (either with Streamline or with another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

                  4.19. ABSENCE OF CHANGES. Except as set forth on SCHEDULE 4.19, since the Balance Sheet Date, there has not been: (a) any change in the assets, liabilities, financial condition or operations of Streamline

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                                      -13-

         from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, either individually or in the aggregate, materially adverse; (b) any change (individually or in the aggregate), except in the ordinary course of business, in the contingent obligations of Streamline by way of guaranty, endorsement, indemnity, warranty or otherwise; (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of Streamline; (d) any waiver or compromise by Streamline of a valuable right or of a material debt owed to it; (e) any loans made by Streamline to its shareholders, employees, officers or directors, other than, in the case of employees, travel advances made in the ordinary course of business; (f) any increases in the compensation of any of Streamline's employees, officers or directors;
         (g) any declaration or any payment of any dividend or other distribution of the assets of Streamline; (h) any issuance or a sale by Streamline of any shares of Common Stock or other securities; (i) to the best of Streamline's knowledge, any other event or condition of any character that has materially and adversely affected Streamline's business or prospects; or (j) any agreement or commitment by Streamline to do any of the things described in this Section 4.19.

                  4.20. EMPLOYEES. All employees of Streamline with access to confidential or proprietary information have executed and delivered Nondisclosure and Development Agreements in the form of EXHIBIT B, and all of such agreements are in full force and effect. None of the employees of Streamline is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to Streamline (including, without limitation, any organizational drive) or, to the best of Streamline's knowledge, threatened.

                  4.21. ERISA. Streamline does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974.

                  4.22 BOOKS AND RECORDS. The minute books of Streamline contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of Streamline is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of Streamline.

                  4.22. DISCLOSURES. Neither this Agreement nor any Schedule or Exhibit hereto, nor any report, certificate or instrument furnished to

         Purchaser or its counsel in connection with the transactions contemplated by this Agreement when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Streamline knows of no information or fact which has or would have a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of Streamline which has not been disclosed to Purchaser in writing.

         5. REPRESENTATIONS OF THE FOUNDER. The Founder represents to Purchaser as follows

                  5.1. CONFLICTS. The Founder is not, as a result of the nature of the business conducted or proposed to be conducted by Streamline or for any other reason, in violation of (i) any fiduciary or confidential relationship, (ii) any term of any contract or covenant (either with Streamline or another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation or (iii) any other contract or agreement or any judgment, decree or order of any court or administrative agency relating to or affecting the right of the Founder to be employed by Streamline. No such relationship, term, judgment, decree or order conflicts with the Founder's obligations to use his best efforts to promote the Streamline's interests nor does the execution and delivery of this Agreement, nor the carrying on of Streamline's business as an officer or key employee of Streamline, conflict with any such relationship, term, judgment, decree or order.

                  5.2. LITIGATION. There is no action, suit or proceeding, or governmental inquiry or investigation, pending or, to the best of the Founder's knowledge, threatened against the Founder and, to the best of the Founder's knowledge, there is no basis for any such action, suit proceeding or governmental inquiry or investigation.

                  5.3. STOCKHOLDER AGREEMENTS. Except as set forth on Schedule
         5.3 hereto or as contemplated or otherwise disclosed herein, the Founder is not a party to and has no knowledge of any agreements, written or oral, relating to the acquisition, disposition, registration under the Securities Act or voting of the capital stock of Streamline.

                  5.4. DISCLOSURE. To the best of the Founder's knowledge, neither this Agreement nor any Schedule or Exhibit hereto, nor any report, certificate or instrument furnished to Purchaser or its counsel in connection with the transactions contemplated by this Agreement when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Founder knows of no information or fact which has or would have a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of Streamline which has not been disclosed to Purchaser in writing.

         6. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Streamline as follows:

                  6.1. ACQUISITION FOR INVESTMENT. Purchaser is acquiring the Shares for its own account for investment and not with a view to any sale or distribution thereof within the meaning of the Securities Act.

                  6.2. EXPERIENCE. Purchaser is an "accredited investor" as defined in Rule 501 under the Securities Act, knowledgeable, sophisticated and experienced in making investments, and is qualified to make decisions with respect to investment in the Shares and has been afforded the opportunity during the course of negotiating the transactions contemplated by this Agreement to ask questions of and secure such information from Streamline and its officers and directors as it deems necessary to evaluate the merits of entering into the Agreement. Purchaser represents that it has assets in excess of $5,000,000.

         7.  CONDITIONS TO FIRST CLOSING.

                  7.1. CONDITIONS TO OBLIGATIONS OF PURCHASER. Purchaser's obligation to purchase the 10,000 shares of Series A Cumulative Convertible Preferred Stock to be purchased by Purchaser on the First Closing Date is subject to the fulfillment, prior to or at the First Closing, of each of the following conditions:

                           (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The
                  representations and warranties of Streamline contained in
                  Section 4 hereof and of the Founder contained in Section 5 hereof shall be true and correct on and as of the time of the First Closing.

                           (b) PERFORMANCE; NO DEFAULT. Streamline shall have
                  performed all agreements and complied with all conditions contained herein required to be performed or complied with by it prior to or at the First Closing.

                           (c) COMPLIANCE CERTIFICATES. Purchaser shall have
                  received (i) a certificate, dated the First Closing Date, signed by two officers of Streamline (which officers may be the Chairman of the Board, the President, any Vice President or the Treasurer of Streamline), certifying that the conditions specified in Sections 7.1(a) (as they relate to Streamline) and 7.1(b) have been fulfilled and (ii) a certificate, dated the First Closing Date and signed by the Founder, certifying that the conditions specified in Section 7.1(a) (as they relate to the Founder) have been fulfilled.

                           (d) OPINION OF COUNSEL. Purchaser shall have received
                  an opinion from Hale and Dorr, special counsel for Streamline, dated the First Closing Date, in the form of EXHIBIT C hereto.

                           (e) All waivers and consents required to be obtained
                  by Streamline in connection with the transactions contemplated hereby shall be reasonably satisfactory in substance and form to Purchaser.

                           (f) Streamline shall have delivered to Purchaser:

                               (i) The Certificate of Incorporation of Streamline, as amended to date, as certified by the Secretary of State of the State of Delaware;

                               (ii)    Certificates, as of the most recent
                                       practicable dates, as to the
                                       corporate good standing of
                                       Streamline issued by the Secretary
                                       of State of the State of Delaware
                                       and the Secretary of the State of
                                       the Commonwealth of Massachusetts;

                               (iii)   By-laws Of Streamline, as amended to
                                       date, certified by its Secretary or
                                       Assistant Secretary as of the First
                                       Closing Date; and

                               (iv)    Resolutions of the Board of
                                       Directors of Streamline, authorizing
                                       and approving all matters in
                                       connection with this Agreement and
                                       the transactions contemplated
                                       hereby, certified by the Secretary
                                       or Assistant Secretary of Streamline
                                       as of the First Closing Date.

                           (g) OTHER MATTERS. All corporate and other
                  proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser and its counsel, and Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                           (h) NON-COMPETITION AND NON-SOLICITATION AGREEMENTS.
                  Each key employee of Streamline shall have entered into a two-year Non-Competition and Non-Solicitation Agreement with Streamline in the form of EXHIBIT D hereto.

                           (i) KEY MAN LIFE INSURANCE. Streamline shall have
                  obtained a key man life insurance policy on the life of the Founder in the amount of $1,000,000, with proceeds under such policy payable to Streamline.

                           (j) CERTIFICATE OF AMENDMENT. The Certificate of
                  Incorporation, as amended, of Streamline shall have been amended in the form of the Certificate of Amendment.

                  7.2. CONDITIONS TO OBLIGATIONS OF STREAMLINE. The representations and warranties of Purchaser contained in Section 6 hereof shall be true and correct on and as of the time of the First Closing.

         8. CONDITIONS TO SECOND CLOSING.

                  8.1. CONDITIONS TO OBLIGATIONS OF PURCHASER. Purchaser's obligation to purchase the 40,000 shares of Series A Cumulative Convertible Preferred Stock to be purchased by Purchaser on the Second Closing Date is subject to the fulfillment, prior to or at the Second Closing, of each of the following conditions:

                           (a) fulfillment of each of the conditions specified
                  in Section 7.1 hereof (PROVIDE that (i)the phrase "Second Closing Date" shall replace the phrase "First Closing Date" and the phrase "Second Closing" shall replace the phrase "First Closing" throughout Section 7.1 and (ii) it is not necessary for Streamline to fulfill the conditions set forth in clauses (i), (iii) and (iv) of paragraph (f) under Section
                  7.1 unless the documents to be delivered pursuant to such clauses are not identical to those delivered to Purchaser at the First Closing pursuant to clauses (i), (iii) and (iv) of paragraph (f) under Section 7.1).

                  8.2. CONDITIONS TO OBLIGATIONS OF STREAMLINE. The representations and warranties of Purchaser contained in Section 6 hereof shall be true and correct on and as of the time of the Second Closing.

         9. COVENANTS OF STREAMLINE.

                  9.1. 1995 AUDITED FINANCIAL STATEMENTS. Within 30 days following the First Closing, Streamline will deliver to Purchaser the audited balance sheet of Streamline as of December 31, 1995 and the related statements of operations, stockholders' equity and cash flows for the fiscal year then ended (collectively, the "1995 Audited Financial Statements").

                  9.2. FINANCIAL AND OTHER INFORMATION. Streamline will deliver to Purchaser the following:

                           (a) as soon as available and in any event within 45
                  days after the end of the first, second and third quarterly accounting periods in each fiscal year of Streamline, an unaudited balance sheet of Streamline as at the end of such period and the related unaudited statements of operations, stockholders' equity and changes in cash flow of Streamline for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year;

                           (b) as soon as available and in any event within 90
                  days after the end of each fiscal year of Streamline, an audited balance sheet of Streamline as at the end of such fiscal year and the related audited statement of operations, stockholder's equity and changes in cash flow of Streamline for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the report thereon of a firm of independent public-accountants of recognized national standing selected by Streamline, which report (i) shall state that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and (ii) shall include the opinion of such accountants that such financial statements have been prepared in accordance with generally accepted accounting principles consistent with those applied in prior fiscal periods, except as otherwise specified in such opinion;

                           (c) as soon as available and in any event within 30
                  days after the end of each month, an unaudited balance sheet of Streamline as at the end of such month and the related unaudited statements of operations, stockholders' equity and changes in cash flows of Streamline for such month and for the current fiscal year to the end of such month, setting forth in comparative form Streamline's projected financial statements for the corresponding periods for the current fiscal year;

                           (d) as soon as available, but in any event within 30
                  days after commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year; and

                           (e) with reasonable promptness, such other notices,
                  information and data with respect to Streamline as Streamline delivers to the holders of Common Stock, and such other information and data as Purchaser may from time to time reasonably request.

                  Notwithstanding the foregoing, Streamline's obligations to deliver the information specified in paragraphs (c) and (d) shall terminate once Streamline becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

                  The foregoing financial statements shall be prepared on a consolidated basis if Streamline then has any Subsidiaries. The financial statements delivered pursuant to paragraphs (a) and (c) shall be accompanied by a certificate of the chief financial officer of Streamline stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition and results of operations of Streamline at the date thereof and for the periods covered thereby.

                  9.3. INSPECTION. (a) From and after the First Closing Date, Streamline will permit any authorized representative of Purchaser to visit and inspect any of the properties of Streamline, to examine its and their books, reports, records and papers (and make copies thereof and take extracts therefrom) and to discuss its and their affairs, finances and accounts with, and to be advised as to the same by, its and their officers, all at such reasonable times as Purchaser may reasonably request during normal business hours and following reasonable notice to Streamline.

                           (b) Streamline will permit any authorized representative of Purchaser to attend all meetings of the Board of Directors of Streamline, and shall, upon the written request of Purchaser, provide Purchaser with such notice and other information with respect to such meetings as are delivered to the directors of Streamline. Upon the written request of Purchaser, Streamline shall notify Purchaser, within ten days thereafter, of the taking of any written action by the Board of Directors of Streamline in lieu of a meeting thereof.

                  9.4. MATERIAL CHANGES AND LITIGATION. Streamline shall promptly notify Purchaser of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of Streamline and of any litigation or governmental proceeding or investigation brought or, to the best of Streamline's knowledge, threatened against, Streamline, or against any officer, director, key employee or principal stockholder of Streamline materially adversely affecting or which, if adversely determined, would materially adversely affect its business, prospects, assets or condition, financial or otherwise.

                  9.5. KEY MAN INSURANCE. For a period of five years after the Closing Date, Streamline shall maintain term life insurance upon the life of the Founder in the amount of $1,000,000, with the proceeds payable exclusively to Streamline.

                  9.6. HART-SCOTT-RODINO FILING. Streamline will file and pay all filing fees of Purchaser relating to any Hart-Scott-Rodino filing required in order for Purchaser to convert the Shares into Common Stock.

                  9.7. NONDISCLOSURE AGREEMENTS. Streamline shall require all persons now or hereafter employed by Streamline who have access to confidential and proprietary information of Streamline to enter into Nondisclosure and Development Agreements substantially in the form of EXHIBIT B, or such other form as may be approved by the Board of Directors of Streamline.

                  9.8. NEGATIVE COVENANTS.

                  (a) So long as any shares of Series A Cumulative Convertible Preferred Stock are outstanding, Streamline shall not, without the prior written consent of Purchaser:

                  (i) Reserve for issuance under any stock option plans or other compensatory plans, in excess of 1,000,000 shares of Common Stock;

                  (ii) Make (or permit any Subsidiary of Streamline to make) any loan or advance to, or own any stock or other securities of, any Subsidiary or other Person unless it is wholly owned by Streamline;

                  (iii) Make any loan or advance to any person, including, without limitation, any shareholder, employee, officer or director of Streamline or any Subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors; or

                  (iv) Guarantee directly or indirectly, any indebtedness except for trade accounts of any Subsidiary arising in the ordinary course of business.

                  (b) Streamline shall not, without the prior written consent of Purchaser, amend the letter agreement between Streamline and Andersen Consulting LLP dated May 13, 1996.

                  9.9. EXPENSES OF DIRECTOR. Streamline shall promptly reimburse in full each director of Streamline who is not an employee of Streamline and who was elected as a director by the holders of Series A Cumulative Convertible Preferred Stock for all reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of Streamline or any committee thereof.

                  9.10. RESERVATION OF COMMON STOCK. Streamline shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

                  9.11. TERMINATION OF COVENANTS. The covenants of Streamline contained in Sections 9.3(b), 9.4, 9.7 and 9.8 shall terminate, and be of no further force or effect, upon Streamline's first public offering
         of Common Stock, resulting in gross proceeds to Streamline of at least $10,000,000 (and net proceeds of at least $9,000,000), at a price per share of at least $5.00.

         10. LEGEND.

         Purchaser understands that the certificate or certificates evidencing the Shares shall bear the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

         Purchaser also understands that Streamline will place a stop transfer order on the Shares with the transfer agent.

         11. REGISTRATION RIGHTS.

                  11.1. REGISTRATION ON REQUEST. (a) At any time after the closing of Streamline's first underwritten public offering of shares of Common Stock pursuant to a Registration Statement, upon the written request of one or more Initiating Holders requeSting that Streamline effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Shares (but not in amount less than Registrable Shares representing the lesser of (x) 200,000 shares of Common Stock and (y) Common Stock with an aggregate offering price, based on the then current public market price, of at least $1,000,000) and specifying the intended method of disposition thereof (including without limitation the name of any proposed managing underwriter selected by such Initiating Holders, which managing underwriter shall be reasonably satisfactory to Streamline), Streamline will promptly give written notice of such requested registration to all holders of at least 30% of the Registrable Shares, and thereupon will use its best efforts to effect the registration under the Securities Act of:

                           (i) the Registrable Shares which Streamline has been so requested to register by such Initiating Holders; and

                           (ii) l other Registrable Shares which Streamline has been requested to register by the holders thereof by written request given to Streamline within 10 business days after the giving of such written notice by Streamline (which request shall specify the intended method of disposition of such Registrable Shares), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Shares so to be registered; PROVIDED that Streamline shall not be obligated to effect more than three registrations at the request of Initiating Holders for Registrable Shares pursuant to this
                  Section 11.1; and PROVIDED, FURTHER, that Streamline shall not be required to effect any registration pursuant to this
                  Section 11.1 within 90 days after the effective date of any other Registration Statement of Streamline requested hereunder.

                  (b) Each registration requested pursuant to this Section 11.1 shall be effected by the filing of a Registration Statement on Form S-3, if available and if not available, on such other form which is available and suitable for a secondary offering of securities under the Securities Act.

                  (c) Streamline shall not register securities for sale for its own account or for the account of any other person (except (i) to the extent inclusion of additional securities is required by a contract existing prior to the date hereof) in any registration requested pursuant to this Section 11.1 unless permitted to do so by the written consent of Initiating Holders holding at least 66 2/3% in aggregate principal amount (or in number of shares) of the Registrable Shares as to which registration has been requested by the Initiating Holders pursuant to this Section 11.1. If a registration is requested pursuant to this Section 11.1, Streamline shall not file a Registration Statement until after the effectiveness of the requested Registration Statement nor have a Registration Statement declared effective for any class of securities similar to the Registrable Shares for sale for its own account or for the account of any other person (except to the extent required by a contract existing prior to the date hereof) until the expiration of 90 days after the effectiveness of any registration requested pursuant to this Section 11.1, or such shorter period as may be agreed to in writing by the managing underwriter, if any, used by the Initiating Holders for the sale of the Registrable Shares.

                  (d) A registration requested pursuant to this Section 11.1 will not be deemed to have been effected unless it has become effective.

                  (e) If at the time of any request to register Registrable Shares pursuant to this Section 11.1, Streamline is engaged or has fixed plans to engage within 30 days of the time of the request in a registered public offering as to which the holders of Registrable Shares may include Registrable Shares-or is engaged in any other activity which, in the good faith determination of Streamline's Board of Directors, would be adversely affected by the registration to the material detriment of Streamline, then Streamline may at its option direct that such request be delayed for a period not in excess of 60 days from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by Streamline not more than once in any two-year period.

                  (f) Streamline will pay all Registration Expenses in connection with each such registration requested by Initiating Holders pursuant to this Section 11.1.

                  11.2. PIGGYBACK AND INCIDENTAL REGISTRATION. (a) Subject to the provisions of Section 11.4.3 hereof, if at any time Streamline proposes to register any shares of Common Stock under the Securities Act, whether or not for sale for its own account or for the account of any stockholder (other than shares to be issued pursuant to (i) Streamline's initial public offering to the public, (ii) an employee compensation program or (iii) a merger, acquisition or similar transaction) in a manner which would permit registration of Registrable Shares for sale to the public under the Securities Act, it will each such time give written notice to Purchaser and all holders of at least 30% of the Registrable Shares of its intention to do so and, upon the written request of any holder of such Registrable Shares made within 10 business days after the receipt of any such notice (which request shall specify the Registrable Shares intended to be disposed of by such holder and the intended method of disposition thereof), Streamline will use its best efforts to effect the registration under the Securities Act of all Registrable Shares which Streamline has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Shares so to be registered; Provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, Streamline shall determine for any reason not to register such securities, Streamline may, at its election, give written notice of such determination to each holder of at least 30% of the Registrable Shares and, thereupon, shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder of Registrable Shares entitled to do so to request that such registration be effected as a registration under Section 11.1.

                  (b) No registration effected under this Section 11.2 shall relieve Streamline of its obligation to effect registrations upon request under Section 11.1, except as otherwise expressly provided therein.

                  (c) Streamline will pay all Registration Expenses in connection with each registration of Registrable Shares requested pursuant to this Section 11.2.

                  11.3. REGISTRATION PROCEDURES. If and whenever Streamline is required to use its best efforts to effect the registration of any Registrable Shares under the Securities Act as provided in Section 11.1 or 11.2, Streamline will, as expeditiously as possible:

                           (a) prepare and (in any event within 45 days after
                  the request for registration is made) file with the SEC a Registration Statement with respect to such securities, and use its best efforts to cause such Registration Statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed six months (exclusive of any periods during which sales cannot be made as a result of clauses (f) and (g) hereof);

                           (b) prepare and file with the SEC such amendments to
                  such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed six months (exclusive of any periods during which sales cannot be made as a result of clauses (f) and (g) hereof);

                           (c) furnish to the holders of Registrable Shares
                  participating in such registration and to the underwriters, if any, of the securities being registered such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as the holders of such Registrable Shares or such underwriters may reasonably request in order to facilitate the public offering of the Registrable Shares;

                           (d) use its best efforts to register or qualify the
                  Registrable Shares covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as the holders of such Registrable Shares or the underwriters, if any, participating in such registration may reasonably request, except that streamline shall not for any purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or execute a general consent to service of process in any Jurisdiction (other than a consent to service of process solely with respect to actions or proceedings arising out of or in connection with the sale of the Registrable Shares);

                           (e) notify the holders of such Registrable Shares and
                  the underwriters, if any, participating in such registration promptly after Streamline shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

                           (f) for a period of six months from the effective
                  date of the Registration Statement (or such longer period as may be required pursuant to clause (a) or (b) hereof), prepare and promptly file with the SEC and promptly (i) notify the holders of such Registrable Shares and the underwriters, if any, participating in such registration of the filing of such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and (ii) advise such holders and such underwriters that they are to cease making offers of such Registrable Shares until receipt of revised prospectuses from Streamline (which revised prospectuses shall be provided by Streamline to the holders of Registrable Shares as promptly as possible);

                           (g) advise the holders of such Registrable Shares and
                  the underwriters, if any, participating in such registration promptly after Streamline shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                           (h) furnish to holders of Registrable Shares and each
                  underwriter, if any, participating in such registration (i) an opinion of counsel for Streamline, dated the closing date of the offering in an offering that is underwritten, and the effective date of the Registration Statement in an offering that is not underwritten and (ii) a "comfort" letter signed by the independent public accountants who have audited Streamline's financial statements included in the Registration Statement, in each case covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings for securities;

                           (i) otherwise use its best efforts to comply with all
                  applicable rules and regulations of the SEC, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, but not more than eighteen months, beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

                           (j) use its best efforts to list the Registrable
                  Securities included in the Registration Statement on each securities exchange, if any, on which the Common Stock is then listed.

                  11.4.  UNDERWRITTEN OFFERINGS.

                           11.4.1. UNDERWRITTEN OFFERINGS IN CONNECTION WITH
                  REGISTRATION ON REQUEST. Whenever a registration requested pursuant to Section 11.1 is for an underwritten offering, only Registrable Shares which are to be distributed by the underwriters may be included in such registration; provided, that shares of Common Stock owned by other holders may be included in such registration with the consent of the Initiating

                  Holders and the managing underwriter. If the managing underwriter shall determine that the amount of Registrable Shares to be sold in any such underwritten offering should be limited due to market conditions or otherwise, all securities to be sold by the Initiating Holder who requested that the Registration Statement be filed shall be included in the offering and the number of shares to be sold for the accounts of holders of shares having "piggy-back" registration rights with respect to such offering shall be reduced proportionately to an aggregate number acceptable to the managing underwriter, if any (such proration to be made in the ratio of the total number of shares proposed to be sold in such offering by such holders to the actual number to be so sold in such offering). Each holder of Registrable Shares who will have its number of shares to be included in the offering reduced shall have the right to withdraw its request for inclusion of any or all of its Registrable Shares in the Registration Statement.

                           11.4.2. UNDERWRITING AGREEMENT IN CONNECTION WITH
                  REGISTRATIONS ON REQUEST. If requested by the underwriters for any offering pursuant to a registration requested under
                  Section 11.1, Streamline shall enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by Streamline and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities and rights to contribution to the effect and to the extent provided in Sections 11.6 and 11.7, respectively. The holders of Registrable Shares to be distributed by such underwriters shall be parties to such underwriting agreement and the representations and warranties by, and the other agreements on the part of, Streamline to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Shares and the conditions precedent to the obligations of such holders of Registrable Shares under such underwriting agreement shall be reasonably satisfactory to such holders of Registrable Shares. Such holders of Registrable Shares shall not be required to make any representations or warranties to Streamline or its underwriters other than representations or warranties regarding such holder, title to its securities and such holder's intended method of distribution.

                           11.4.3. UNDERWRITTEN OFFERINGS IN CONNECTION WITH
                  "PIGGY-BACK" AND INCIDENTAL REGISTRATIONS. If at any time Streamline proposes to register any of its securities under the Securities Act for sale for its own account or for the account of any security holder and such securities are to be distributed by or through one or more underwriters, Streamline will use its best efforts, if requested by any holder of Registrable Shares, to arrange for such underwriters to include the Registrable Shares to be offered and sold by such holder among those to be distributed by such underwriters. The holders of Registrable Shares to be distributed by such underwriters shall be parties to the underwriting agreement between Streamline and such underwriters and the representations and warranties by, and the other agreements on the part of, Streamline to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Shares and the conditions precedent to the obligations of such holders of Registrable Shares under such underwriting agreement shall be satisfactory to such holders of Registrable Shares. Such holders of Registrable Shares shall not be required to make any representations or warranties to Streamline or its underwriters other than representations or warranties regarding such holder, title to its securities and such holder's intended method of distribution but shall agree to the indemnities and rights to contribution to the effect and to the extent provided in Sections 11.6 and 11.7, respectively. Streamline may also require that the Registrable Shares requested for inclusion pursuant to this Section 11.4.3 be included in the offering on the same financial terms as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter of such underwritten public offering, the inclusion of any or all of the Registrable Shares requested for inclusion pursuant to this Section 11.4.3 together with any other shares which have similar piggyback registration rights (such shares and the Registrable Shares being collectively referred to as the "Requested Stock") would jeopardize the success of the offering, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration or excluded in their entirety if so required by such managing underwriter.

                  11.5. PREPARATION, REASONABLE INVESTIGATION. In connection with the preparation and filing of each Registration

         Statement registering Registrable Shares under the Securities Act, Streamline will give the holders of such Registrable Shares so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such opportunities to discuss the business of Streamline with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. Each holder of such Registrable Shares shall furnish to Streamline such information regarding such holder and the distribution proposed by such holder as Streamline may reasonably request and as shall be required in connection with any registration referred to in this Section 11.

                  11.6. INDEMNIFICATION.

                  (a) Streamline will indemnify and hold harmless each holder of Registrable Shares which are included in a Registration Statement pursuant to the provisions of Section 11.1 or 11.2 hereof, its affiliates and their respective directors and officers, each other Person who participates as an underwriter in any offering or sale of Securities and each Person, if any, who controls such holder within the meaning of the Securities Act, from and against, any and all loss, damage, liability, cost and expense, including reasonable attorney's fees and expenses, to which such holder or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, HOWEVER, that Streamline will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with written information furnished through an instrument duly executed by or on behalf of such holder or such controlling person specifically stating that it is for use in the preparation thereof.

                  (b) Each holder of Registrable Shares included in a registration pursuant to the provisions of Sections 11.1 or 11.2 hereof will indemnify and hold harmless Streamline, its directors and officers, any controlling person and any underwriter from and against, and will reimburse Streamline, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which Streamline or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished through an instrument duly executed by or on behalf of such holder specifically stating that it is for use in the preparation thereof.

                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 11.6 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party unless such failure to give notice shall materially prejudice the Indemnifying Party in the defense of such claim. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, PROVIDED, HOWEVER, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnified party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party unless in the reasonable judgment of the indemnified parties a conflict of interest may exist among such indemnified parties, in which event Streamline shall be obligated to pay the fees and expenses of such additional counsel. An indemnified party may retain its own counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  11.7. CONTRIBUTION. (a) If the indemnification provided for in
         Section 11.6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or. alleged untrue statement of a material fact or omission or alleged omission to state a material fact, such statement or omission has been made by, or relates to information supplied by, such indemnifying party or indemnified parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 11.6, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11.7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (c) If indemnification is available under Section 11.6 the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 11.6(a) and 11.6(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 11.7.

         12. INDEMNIFICATION: CONTRIBUTION.

                  12.1. INDEMNIFICATION. (a) In addition to all other sums due hereunder or provided for in this Agreement, each party hereto agrees to hold harmless and indemnify (the "Indemnifying Party") the other parties hereto and any of such party's affiliates and any director, officer or controlling person of any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (individually referred to as an "Indemnified Person") from and against any losses, claims, damages and, liabilities (including reasonable attorneys' fees and expenses of investigation) incurred by such Indemnified Person pursuant to any action, suit, proceeding or investigation against any one or more of the Indemnifying Party and such Indemnified Person, and arising out of or in connection with this Agreement, or any other document or instrument executed or filed by the Indemnifying Party with any governmental agency in connection herewith or pursuant hereto (other than any action, suit, proceeding or investigation alleging a wrongful action on the part of such Indemnified Person which either (a) is unrelated to any wrongful act by the Indemnifying Party or any of its representatives, and (b) was not taken by such Indemnified Person in reliance upon any of the representations, warranties or promises of the Indemnifying Party contained herein or in the documents contemplated hereby or the certificates delivered by the Indemnifying Party pursuant hereto or thereto), which action, suit, proceeding or investigation requires the participation of such Indemnified Person or is commenced or filed against such Indemnified Person because of this Agreement and/or the transactions contemplated hereby; PROVIDED, HOWEVER, that the indemnification of Purchaser pursuant to this Section 12.1 relates solely to actions, suits, proceedings or investigations arising out of the breach by Streamline of any of its representations, warranties or agreements made under this Agreement. The Indemnifying Party further agrees, promptly upon demand by an Indemnified Person, at any time or from time to time, to reimburse such Indemnified Person for, or pay, any loss, claim, damage, liability or expense as to which the Indemnifying Party has indemnified such Indemnified Person pursuant to this Agreement.

                  (b) Each Indemnified Person agrees to give prompt written notice to the Indemnifying Party after the receipt by such Indemnified Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Indemnified Person will claim indemnification or contribution pursuant to this Agreement; PROVIDED that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to give notice. Unless in the reasonable judgment of such Indemnified Person a conflict of interest may exist between such Indemnified Person and the Indemnifying Party with respect to such claim, each Indemnified Person agrees to permit the Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to such Indemnified Person. If the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Persons with respect to such claim, unless in the reasonable judgment of such Indemnified Person a conflict of interest may exist between such Indemnified Person and any other of such Indemnified Persons with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The Indemnifying Party will not be subject to any liability for any settlement made without its consent.

                  12.2. CONTRIBUTION. (a) If the indemnification provided for in
         Section 12.1 from the Indemnifying Party is unavailable to an Indemnified Person under Section 12.1 in respect of any losses, claims, damages or liabilities referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Persons in connection with the actions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, the Indemnifying Party or Indemnified Persons, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
         Section 12.1, any legal or other fees or expenses reasonable incurred by such party in connection with any investigation or proceeding.

                  (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 12.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (c) If indemnification is available under Section 11.1, the Indemnifying Party shall indemnify each Indemnified Person to the full extent provided in Section 12.1 without regard to the relative fault of the Indemnifying Party, of Indemnified Person or any other equitable consideration provided for in this Section 12.2.

                  12.3. REGISTRATION RIGHTS. Notwithstanding anything to the contrary in this Section 12, the indemnification and contribution provisions of Sections 11.6 and 11.7 shall govern any claim made with respect to Registration Statements filed pursuant to Section 12.

         13. MISCELLANEOUS.

                  13.1. GOVERNING LAW. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of New York, without regard to the choice of-law principles thereof.

                  13.2. SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of Purchaser hereunder may be assigned by

         Purchaser to any person or entity to which Shares are transferred by Purchaser, and such transferee shall be deemed to be the "Purchaser" for purposes of this Agreement; provided that, (i) the transferee provides written notice of such assignment to Streamline and (ii) solely for purposes of Section 9.7 and the rights of Purchaser to be an Initiating Holder, such transferee holds, after a transfer from Purchaser to such transferee, at least 1,000 shares of Series A Cumulative Convertible Preferred Stock.

                  13.3. CONFIDENTIALITY. Purchaser agrees that it will keep confidential and not disclose or divulge any confidential, proprietary or secret information which it obtains from Streamline pursuant to financial statements, reports or other materials submitted by Streamline to Purchaser pursuant to this Agreement or pursuant to any visitation or inspection rights granted hereunder (the "Confidential Information"), unless such Confidential Information is known, or until such Confidential Information becomes known to the public; provided, however, that Purchaser may disclose such information (a) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in Streamline, (b) to any prospective purchaser of any Shares from Purchaser, as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 13.3, (c) to any affiliate or Subsidiary of Purchaser or (d) to any regulatory body having jurisdiction over Purchaser. For purposes of this Section 13.3, Confidential Information shall not include the following:

                  (i) was in the possession of Purchaser before Purchaser received the Corporate Information;

                  (ii) is rightfully acquired by Purchaser from a third party without any restriction or any obligation of confidentiality; or

                  (iii) is independently developed by Purchaser without any use or reference to the Corporate Information.

                  13.4. PUBLICITY. Except as required by law or United States regulatory authorities, no public announcements or other disclosures of this Agreement shall be made by either party without the other party's prior consent.

                  13.5. EXPENSES. Each party hereto agrees to bear all costs and expenses that it incurs in connection with the transactions contemplated by this Agreement, except that Streamline will pay, at the Closing, the costs and expenses of in-house counsel to Purchaser in connection with the preparation of this Agreement and any other documents contemplated hereby, up to a maximum of $15,000.

                  13.6. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by each of the parties hereto.

                  13.7. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class air mail, postage prepaid, or delivered by hand, by messenger or by a nationally recognized overnight courier service to:

                           IF TO PURCHASER, at Reliance Insurance Company, 55
                  East 52nd Street, New York, New York 10055, Attention: Chief Investment officer, or at such other address as Purchaser shall have furnished in writing to Streamline, with a copy to the General Counsel of Purchaser;

                           IF TO STREAMLINE,  at Streamline,  Inc., 27 Dartmouth
                  Street, Westwood, Massachusetts 02090, Attention: President, or at such other address as Streamline shall have furnished in writing to Purchaser, with a copy to Hale and Dorr, 60 State Street, Boston, Massachusetts 02109, Attention: Paul V. Rogers, Esq.; or

                           IF TO THE FOUNDER, at c/o Streamline, Inc., 27
                  Dartmouth Street, Westwood, Massachusetts 02090, or at such other address as the Founder shall have furnished in writing to Purchaser.

                  Notices, provided in accordance with this Section 12.7 shall be deemed delivered upon personal delivery or two business days after deposit in the mail (provided that the date of deposit in the mail is verifiable in the records of Streamline).

                  13.8. SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, provided that in such case, Streamline and Purchaser each agree to enter into good faith negotiations to maintain the substance of such provisions so as to carry out the intents of the parties hereto.

                  13.9. TITLES AND SUBTITLES. The titles of the Articles and Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  13.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original (whether or not executed by facsimile), but all of which together shall constitute one instrument.

                  13.11. FURTHER ASSURANCES. Each of the parties hereto agrees to take such actions and execute such documents as is necessary to carry out the intents and purposes of this Agreement and the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                                     STREAMLINE, INC.


                                                     By: /S/ TIMOTHY A. DEMELLO
                                                         ----------------------
                                                         Timothy A. DeMello
                                                         CEO


                                                     RELIANCE INSURANCE COMPANY
                                                     By: /S/ JOHN P. FITZSIMONS
                                                         ----------------------
                                                             John P. Fitzsimons
                                                             Vice President




                                                     /S/ TIMOTHY A. DEMELLO
                                                     --------------------------
                                                     TIMOTHY A. DEMELLO